UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2021

QUALTRICS INTERNATIONAL INC.
(Exact name of registrant as specified in charter)

Delaware	001-39952	47-1754215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West River Park Drive
Provo, Utah 84604
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (385) 203-4999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	XM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On May 22, 2021, Paula Hansen notified Qualtrics International Inc. (the “Company”) of her resignation from the Board of Directors (the “Board”) of the Company, effective immediately. Ms. Hansen’s decision to resign was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Ms. Hansen did not serve on any committees of the Board at the time of her resignation.

(d)

On May 25, 2021, the Board appointed Scott Russell to the Board as a director, effective immediately. Mr. Russell was appointed to fill the vacancy on the Board created by Ms. Hansen’s resignation.

Mr. Russell has served as a member of the Executive Board of SAP SE (“SAP”) and the head of SAP’s Customer Success unit, the global sales, services, partner and customer engagement organization of SAP, since February 2021. Prior to that, Mr. Russell served in various other roles within the SAP organization, including as President of SAP Asia Pacific Japan (“APJ”) from July 2017 to February 2021, President of SAP’s business in Southeast Asia from May 2016 to July 2017, Chief Operating Officer of APJ from April 2014 to May 2016 and leader of APJ’s Professional Services organization from May 2010 to April 2014. Prior to joining SAP, Mr. Russell was a Partner at PricewaterhouseCoopers LLP and a senior executive at IBM, an American multinational technology company. Mr. Russell holds a bachelor’s degree in business from Deakin University in Australia.

As a non-employee director employed by SAP, Mr. Russell will receive no additional compensation for his services on the Board. The Company will enter into its standard form of Indemnification Agreement with Mr. Russell in connection with his appointment to the Board.

There are no arrangements or understandings between Mr. Russell, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Russell was selected as a director. Mr. Russell has no family relationship with any director or executive officer of the Company. Furthermore, there are no transactions between Mr. Russell and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 19, 2021, the Company held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s stockholders voted on two proposals at the Annual Meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2021. Holders of the Company’s Class A common stock were entitled to one vote for each share held as of the close of business on March 26, 2021 (the “Record Date”), and holders of the Company’s Class B common stock were entitled to ten votes for each share held as of the close of business on the Record Date. The Class A common stock and Class B common stock (the “common stock”) voted as a single class on all matters. Present at the Annual Meeting, virtually or by proxy, were holders of 493,377,525 shares of common stock, together representing a total of 4,301,913,015 votes, or a majority in voting power of the outstanding shares entitled to vote generally at a meeting of stockholders, and constituting a quorum under the Company’s bylaws. The final results with respect to each such proposal are set forth below.

Proposal 1 — Election of Directors.

The stockholders elected the nine persons named below as directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal. The results of such vote were:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Egon Durban	4,278,309,673	17,906,440	27,067	5,669,835
Sindhu Gangadharan	4,271,645,619	24,566,590	30,971	5,669,835
Paula Hansen	4,282,651,917	13,566,647	24,616	5,669,835
Christian Klein	4,273,812,761	22,403,912	26,507	5,669,835
Luka Mucic	4,267,570,818	28,640,212	32,150	5,669,835
Donald Paoni	4,282,645,906	13,569,253	28,021	5,669,835
Zig Serafin	4,277,564,162	18,655,779	23,239	5,669,835
Ryan Smith	4,278,050,975	18,167,124	25,081	5,669,835
Kelly Steckelberg	4,295,472,546	741,311	29,323	5,669,835

As discussed above, following the Annual Meeting, Ms. Hansen resigned from the Board.

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The results of such vote were:

Votes For	Votes Against	Abstentions
4,301,802,976	72,507	37,532

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Form of Director and Executive Officer Indemnification Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Incorporated by reference to Exhibit 10.12 filed with the Company’s Registration Statement on Form S-1 (File No. 333-251767), filed with the Securities and Exchange Commission on December 28, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2021		QUALTRICS INTERNATIONAL INC.

	By:	/s/ Blake Tierney
	Name:	Blake Tierney
	Title:	General Counsel